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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



         DATE OF REPORT (Date of earliest event reported): May 20, 2005


                              EMERGING VISION, INC.
             (Exact name of registrant as specified in its charter)


        New York                      1-14128                  11-3096941
(State or other jurisdiction  (Commission File Number)        (IRS Employer
    of incorporation)                                       Identification No.)


                         100 Quentin Roosevelt Boulevard
                           Garden City, New York 11530
               (Address of principal executive offices) (Zip Code)

                                 (516) 390-2100
              (Registrant's telephone number, including area code)



                                 Not Applicable
          (Former name or former address, if changed since last report)






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Item 8.01. Other Events
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     On May 20, 2005,  Emerging Vision, Inc. (the "Registrant")  received,  from the independent inspectors, Mellon Investor Services, Inc., the final, certified results of the voting at the Registrant's Special Meeting of Shareholders (the "Special Meeting"), held on May 20, 2005. Of the 56,239,078 votes cast (in person or by proxy) at the Special Meeting (which represents approximately 79.9% of the total outstanding shares entitled to vote at the Special Meeting, on an as-converted basis), 31,837,322 votes, or approximately 56.6% of the total votes cast at the Special Meeting, were cast FOR Proposal Number 1 (the sole proposal submitted to the Registrant's shareholders for a vote at the Special Meeting), to amend the Registrant's 1995 Stock Incentive Plan (as amended, the "Plan") to increase the number of shares of Common Stock issuable thereunder to twenty-five million (25,000,000) shares (the "Proposal"). In view of the fact that in excess of a majority of the votes cast at the Special Meeting were cast FOR the Proposal, which exceeds the requisite number of votes (cast at the Special Meeting) for the passage of the Proposal, the Proposal was passed, and, accordingly, the Plan was amended in the manner provided in the Proposal.





                          [Signature on following page]












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                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      EMERGING VISION, INC.

                                      By:   /s/ Christopher G. Payan
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                                      Name: Christopher G. Payan
                                      Title: Chief Executive Officer


Date:    May 25, 2005














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